UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

July 18, 2013

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Establishment of the Fund For Investment in Project Company

On July 18, 2013, Beijing Hongyuan Recycling Energy Investment Center, LLP (the "Fund”) was established as a limited liability partnership in Beijing. Pursuant to the Partnership Agreement, the Fund has a general partner, Hongyuan Recycling Energy Investment Management Beijing Co., Ltd. (the “Fund Management Company”), which made an initial capital contribution of RMB 5 million (approximately $833,333) to the Fund. The Fund has three limited partners: (1) China Orient Asset Management Co., Ltd., which made an initial capital contribution of RMB 280 million (approximately $46,666,666) to the Fund and is a preferred limited partner, (2) Hongyuan Huifu Venture Capital Co. Ltd. ("HHVC"), which made an initial capital contribution of RMB 100 million (approximately $16,666,666) to the Fund and is an ordinary limited partner and (3) the Company's wholly-owned subsidiary, Xi’an TCH Energy Technology Co., Ltd. ("Xian TCH"), which made an initial capital contribution of RMB 75 million (approximately $12.5 million) to the Fund and is a secondary limited partner. The Fund Management Company was jointly formed by Xi’an TCH and HHVC. Xi’an TCH made an initial contribution of RMB 4 million ($0.65 million) and owns 40% of the Fund Management Company.

The total size of the Fund is RMB 460 million (approximately $76.66 million). The purpose of the Fund is to invest in Xi’an Zhonghong New Energy Technology Co., Ltd. (the "Project Company"), a subsidiary of Xi’an TCH. Investments by the Fund in the Project Company will be in the form of equity, debt and / or other forms approved by applicable laws. The Fund invested RMB 3 million (approximately $500,000) as an equity investment and RMB 457 million (approximately $76 million) as a debt investment in the Project Company and, in return for such investments, the Fund will receive an interest payment from the Project Company for the Fund's debt investment. The interest payment will be distributed as investment return, in the priority described below, to all of the partners in the Fund.

Unless all of the partners (except for Xi'an TCH) approve, the purpose of the Fund shall not be amended. None of the partners shall be required to make additional capital contributions to the Fund. The amounts advanced by the Fund will be used by the Project Company for the construction and operation of two coke dry quenching (“CDQ”) waste heat power generation stations with Jiangsu Tianyu Energy and Chemical Group Co., Ltd. ("Tianyu") and one CDQ waste heat power generation station with Boxing County Chengli Gas Supply Co., Ltd. ("Chengli").

Term of the Fund

The term of the Fund's partnership is 6 years from the date of its establishment, July 18, 2013. The term for the preferred limited partner is 3 years from the date of its contribution and for the ordinary limited partner is 4 years from the date of its contribution. Unless approved by the general partner (the Fund Management Company) otherwise, upon the expiration of their respective terms, each partner shall exit from the partnership automatically.

Management and Contributions to Capitalization of the Fund

The limited partners made their respective capital contributions to the Fund based upon the satisfaction of the following conditions:

•	Tianyu and Chengli signing agreements with the Project Company and making commitments for power purchases;

•	Xi'an TCH completing the pledge to Industrial Bank Xi'an Branch (the "Bank" which will provide the loan on behalf of the Fund and also act as Supervising Bank for the loan) of accounts receivable of its Shenqiu biomass project phase I and phase II power generation systems;

•	Xi'an TCH completing the pledge to the Bank of the fixed assets of its Shenqiu project phase I and phase II power generation system;

•	Xi'an TCH providing an unlimited joint liability (with the Project Company) guarantee to the Bank;

•	Mr. Guohua Ku providing an unlimited joint liability (with the Project Company) guarantee to the Bank;

•	Xi'an TCH issuing a promissory letter to the Fund providing that in the event that the Project Company is unable to pay the interest due on time, Xi'an TCH will pay the unpaid amount;

•	the Fund, the Project Company and Supervising Bank signing a capital supervision agreement.

The Fund Management Company shall have the authority to manage the day-to-day affairs of the Fund and sign agreements with third parties on behalf of the Fund. The limited partners shall not have the right to manage the affairs of the Fund and shall not have the authority to act on behalf of the partnership with outside third parties.

Income to the Fund and Distribution of Profits to the Fund

The Fund will receive its income from the interest payments made by the Project Company to the Fund. Within 3 working days upon receipt of each interest payment from the Project Company on the 20th of the month after each quarter, the distribution of the income (after deduction of necessary operating costs of the partnership) shall be as follows:

First, distribute to the preferred limited partner until it has reached its cap amount (its capital contribution × 13% ÷4) ; however, for the first income distribution--i.e. the first interest payment by the Project Company to the Fund. The cap should be: its capital contribution × 13%  × the number of days from the actual capital contribution to the interest payment ÷360;

Thereafter, distribute to the ordinary limited partner until it has reached its cap amount (its capital contribution × 13% ÷4); however, for the first income distribution--i.e. the first interest payment by the Project Company to the Fund--the cap should be: its capital contribution × 13%  × the number of days from the actual capital contribution to the interest payment ÷360;

Thereafter, distribute to the general partner until it has reached its cap amount (its capital contribution × 13% ÷4); however, for the first income distribution-- i.e. the first interest payment by the Project Company to the Fund--the cap should be: its capital contribution × 13%  × the number of days from the actual capital contribution to the interest payment ÷360;

Any remainder will belong to the partnership.

Xi'an TCH will not be entitled to participate in any distributions until the Project Company fully repays all principal and interest owed to the Fund.

For other income (other than interest income from the Project Company), if it needs to be distributed, the distribution method shall be decided by the general partner, preferred limited partner and ordinary limited partner.

If there is a real or potential risk that the Project Company is unable to repay the principal and/or interest of the loan when they are due, the Fund has the right to dispose of the assets of the Project Company, transfer its ownership or liquidate the Project Company to repay principal and/or interest of the loan. The Project Company shall not pay any dividends before it fully repays the loan.

Distribution of Non-Cash Distributable Assets

For the distribution of non-cash assets: if it is prior to the liquidation of the partnership, then Xi'an TCH has the obligation to purchase such non-cash distributable assets of the Fund at fair market value and the general partner shall also use its best efforts to try to sell such assets to avoid the distribution of non-cash assets.

Exit From Partnership

The general partner shall not charge a management fee to the Fund. If a partner exits the Fund due to the expiration of its term, the exiting partner shall settle the payment with the other partners. All parties agree that the fair value for the exiting partner will be: its capital contribution ×(1 + the number of years of the term of its partnership × 13%). After deducting the payments already received from the Fund, the exiting partner shall be paid at the fair value for any unpaid portion.  If a partner exits before the expiration of its term but with unanimous consent of the other partners, fair value for the exiting partner is: (x) its capital contribution × (1+ the number of the completed full years that it stayed in the partnership × 13%) + (y) its capital contribution × (the additional number of days that it stayed in the partnership for the uncompleted final year ÷360)× 13%.

Dissolution of the Fund

The Fund shall be dissolved when one of the following situations occurs:

•	It does not receive their contributions from the limited partners within 12 months of the Fund's establishment;

•	Expiration of the term of the Fund;

•	A partnership meeting determines to dissolve the Fund;

•	The events of termination of the general partner have occurred and parties can not reach an agreement as to the replacement general partner;

•	The Fund loses its business license or is ordered to close or terminate by a government agency with the authority to so order;

•	Any other dissolution event pursuant to the Partnership Enterprise Law of China or the partnership agreement.

Upon dissolution, the assets of the Fund shall go through the liquidation process to pay the liquidation cost, employee salaries and social security, tax owed and debt and then shall be distributed to the partners in the following sequence:

•	To the preferred limited partner until it receives its full contribution amount;

•	To the ordinary limited partner until it receives its full contribution amount;

•	To the preferred limited partner until its annual investment return for its contribution reaches its annual return cap of 13% a year;

•	To the ordinary limited partner until its annual investment return for its contribution reaches its annual return cap of 13% a year;

•	If there are any assets remaining after the proceeding four steps, they shall be distributed to the secondary limited partner and the general partner according to their percentage capital contribution.

Governing Law

The partnership agreement is subject to Chinese law and any dispute that cannot be solved by negotiation must be submitted to the court in Beijing.

Transfers of Equity in Project Company

Upon the 5th year anniversary for the Fund as the shareholder of the Project Company or when the Fund plans to sell all its equity in the Project Company, HHVC or its affiliate shall have the first refusal right to purchase the equity of the Fund in the Project Company and Xi'an TCH hereby waives its right to purchase the equity of the Fund in the Project Company. The purchase price will be determined by the Fund Management Company and HHVC. If the transfer occurs within 5 years of HHVC becoming a shareholder of the Project Company, the Project Company promises it will begin to distribute at least 80% of its distributable profits annually after HHVC becomes a shareholder of the Project Company.

If HHVC does not purchase the equity in the Project Company from the Fund, Xi'an TCH or Mr. Ku shall purchase the equity from the Fund. The parties shall negotiate the purchase price but it shall not be lower than RMB 3 million (approximately $500,000 at an exchange rate of 1:6) x (1+13% x 5).

Investment in the Project Company

The Fund shall use RMB 3 million (approximately $500,000) to purchase the 10% equity of the Project Company and RMB 457 million (approximately $76 million) as a loan to the Project Company. The loan shall be deposited to a bank account at the Supervising Bank (the Industrial Bank Xi'an Branch ) and will be jointly supervised by the Project Company and the Fund Management Company. Project spending shall be verified by the Fund Management Company to confirm that it is in accordance with the project schedule before the funds are released. All the operating accounts of the Project Company shall be opened with the branches of the Supervising Bank and the Supervising Bank has the right to monitor all bank accounts opened by the Project Company. The Project Company shall use its accounts receivable as a guarantee for the loan.

Shareholders of the Project Company shall hold their voting rights and dividend rights according to their percentage capital contribution to the Project Company. Unless all shareholders agree, no party shall transfer its ownership in the Project Company, except that the Fund can transfer its ownership to its affiliated companies. The Project Company shall have a 3 member board of directors. The Fund nominated one member and Xi'an TCH nominated two members. The Chairman of the board shall be elected by the majority of the board. The board meetings shall only be held when the director nominated by the Fund attends the meeting and there are more than half of the board members in attendance. All board resolutions shall be passed by unanimous vote.

China Orient Asset Management Co., Ltd. will recommend the company supervisor to the Project Company. The Fund has the right to send accountants and engineers to take over the responsibilities or supervise the project expenses and revenues and project construction progress. The funds for the expenses of the projects shall be allocated according to their progress upon review and approval by the personnel assigned or appointed by the Fund. The Fund has the right to review and verify the target cost management plan according to the construction schedule of the projects and conduct real time on site project cost control. If the cost of any item is beyond the scope in the target cost management plan, Xi'an TCH or any other third parties shall be responsible for payment of such cost and it shall not be included in the Project Company's cost. The Board of Directors of the Project Company shall establish detailed project supervision and cost management policies. Without the written consent of HHVC and the Fund, Xi'an TCH and Ku shall not change the company structure of Xi'an TCH and the Project Company.

The Fund has lent RMB 457 million (approximately $76 million) to the Project Company through the Bank under a loan agreement among the Fund, the Bank and the Project Company on July 30, 2013. The Bank charges a 0.01% processing fee and also acts as Supervising Bank. The term of this loan is for 60 months from July 31, 2013 to July 30, 2018. On August 6, 2016, the Project Company shall repay principal in the amount of RMB 280 million; on August 6, 2017, it shall repay principal in amount of RMB 100 million and on July 30, 2018, it shall repay the remainder of RMB 77 million. The interest rate is a fixed rate of 12.5% per year. Xi'an TCH and Mr. Ku have each provided pledges to guarantee the repayment of the principal and interest.

The Bank can terminate advances and accelerate the maturity of the loan if certain situations occur:

•	Construction of any one of the three CDQ projects (two with Jiangsu Tianyu and one with Boxing) has not been completed and operations have not begun within 18 months from the date of the first release of the construction fund;

•	The Project Company has not received the service fees/electricity fees from any one of the three CDQ projects for three consecutive months after it starts operations;

•	The Project Company has not received at least 75% of the service fees/electricity fees from any one of the three CDQ projects for six consecutive months;

•	The Project Company breaches the fund supervision agreement;

•	The Project Company terminates any one of the projects with Tianyu or Boxing or there are breaches of agreements by Tianyu or Boxing that cause or could cause major damage to the Fund;

•	Xi'an TCH's operations deteriorate and it is unable fulfill its guarantee obligations;

•	Any breach of warranties and statements by the Project Company or Xi'an TCH in the guarantee agreements or loan agreement.

The Project Company shall maintain a minimal funding level in its designated account with the Bank to make sure it has sufficient funds to make principal payments when they are due:

•	At the end of the 33rd calendar month from the first release of the loan, the deposit balance shall be no less than RMB 140 million (approximately $23.33 million);

•	At the end of the 34th calendar month from the first release of the loan, the balance shall be no less than RMB 196 million (approximately $32.66 million); at the end of the 35th calendar month from the first release of the loan, the balance is no less than RMB 280 million (approximately $46.6 million);

•	At the end of the 45th calendar month from the first release of the loan, the deposit balance shall be no less than RMB 50 million (approximately $8.33 million);

•	At the end of the 46th calendar month from the first release of the loan, the balance shall be no less than RMB 70 million (approximately $11.66 million);

•	At the end of the 47th calendar month from the first release of the loan, the balance shall be no less than RMB 100 million (approximately $16.66 million).

The Project Company shall also maintain certain capital level in its account with the Bank to make sure it has sufficient funds to make interest payments when they are due:

•	During the first three years from the first release of the loan, the balance in its account shall be no less than RMB 7.14 million (approximately $1.19 million) on the 20th day of the 2nd month of each quarter and no less than RMB 14.28 million (approximately $2.38 million) on the 14th day of the last month of each quarter ;

•	During the fourth year from the first release of the loan, the balance in its account shall be no less than RMB 1.92 million (approximately $ 320 thousand) on the 20th day of the 2nd month of each quarter and no less than RMB 3.85 million (approximately $641,633) on the 14th day of the last month of each quarter;

•	During the fifth year from the first release of the loan, the balance in its account shall be no less than RMB 96,300 (approximately $ 16,050) on the 20th day of the 2nd month of each quarter and no less than RMB 192,500 (approximately $32,083) on the 14th day of the last month of each quarter.

Before the Fund releases the money to the Project Company, Xi'an TCH shall pay 2% of the funds raised, i.e. RMB 9.2 million to the Fund Management Company as a consulting fee and it shall pay such 2% on the amount of funds actually contributed as an annual management fee on every 365 day anniversary thereafter until the Project Company fully repays the loan and the Fund on longer owns any equity of the Project Company.

The Board of Directors for the Fund Management Company

The Fund Management Company has a board of directors consisting of 5 members. HHVC nominated 3 members, Xi'an TCH nominated 1 member and China Orient Asset Management Co., Ltd. nominated 1 member. The Chairman of the Fund Management Company shall be nominated by HHVC. Both voting rights and dividend rights are allocated between HHVC and Xi'an TCH at 80% and 20%, respectively.

The description contained herein of the terms of the Partnership Agreement and Loan Agreement (the "Agreements") do not purport to be complete and the Agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter-ended September 30, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: October 4, 2013	/s/ David Chong
David Chong, Chief Financial Officer